UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/01/2011

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On May 5, 2011, Dynavax Technologies Corporation ("Dynavax") issued a press release announcing its financial results for the first quarter ended March 31, 2011. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information with respect to item 2.02 in this current report and its accompanying exhibit shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this current report and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Dynavax, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensation Arrangements of Certain Officers

Effective on May 1, 2011, Dynavax entered into an agreement with Baylor Research Institute under which Robert L. Coffman, Ph.D., Chief Scientific Officer of Dynavax, will provide certain research and scientific advisory services on a part-time basis to the Baylor Institute Immunology Research laboratories. As a result, Dr. Coffman's annual base salary paid by Dynavax was reduced to 80% of the current rate, effective on May 1, 2011.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibit
Exhibit No.        Description
99.1        Press Release, dated May 5, 2011 titled "Dynavax Reports First Quarter 2011 Financial Results."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: May 05, 2011	By:	/s/ Michael S. Ostrach
Michael S. Ostrach
Vice President

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, dated May 5, 2011 titled "Dynavax Reports First Quarter 2011 Financial Results."